                            DISTRIBUTION AGREEMENT

                             PACIFIC CAPITAL FUNDS

The Winsbury Company Limited Partnership d/b/a The Winsbury Company
1900 East Dublin-Granville Road
Columbus, Ohio 43229

Gentlemen:

            This is to confirm that, in consideration of the agreements hereinafter contained, the undersigned, Pacific Capital Funds (the "Trust"), a Massachusetts business trust, has agreed that The Winsbury Company Limited Partnership, d/b/a The Winsbury Company (the "Distributor"), shall be, for the period of this Distribution Agreement (the "Agreement"), the distributor of the units of beneficial interest of each of the investment portfolios of the Trust identified on Schedule A hereto (the "Funds"). Such units of beneficial interest are hereinafter called "Shares".

            1. Services as Distributor.

            1.1 Distributor will act as agent for the distribution of the Shares covered by the registration statement and prospectus of the Trust then in effect under the Securities Act of 1933, as amended (the "Securities Act"). As used in this Agreement, the term "registration statement" shall mean Parts A (the prospectus), B (the Statement of Additional Information) and C of each registration statement that is filed on Form N-1A, or any successor thereto, with the Securities and Exchange Commission (the "Commission"), together with any amendments thereto. The term "prospectus" shall mean each form of prospectus and Statement of Additional Information used by the Funds for delivery to shareholders and prospective shareholders after the effective dates of the above referenced registration statements, together with any amendments and supplements thereto.

            1.2 Distributor agrees to use appropriate efforts to solicit orders for the sale of the Shares and will undertake such advertising and promotion as it believes reasonable in connection with such solicitation. The Trust understands that Distributor is now and may in the future be the distributor of the shares of several investment companies or series (together, "Companies") including Companies having investment objectives similar to those of the Trust. The Trust further understands that investors and potential investors in the Trust may invest in shares of such other Companies. The Trust agrees that Distributor's duties to such Companies shall not be deemed in conflict with its duties to the Trust under this paragraph 1.2.

            Distributor shall, at its own expense, finance appropriate activities which it deems reasonable which are primarily intended to result in the sale of the Shares, including, but not limited to, advertising, compensation of underwriters, dealers and sales personnel, the printing and mailing of prospectuses to other than current Shareholders, and the printing and mailing of sales literature.

            1.3 In its capacity as distributor of the Shares, all activities of Distributor and its partners, agents, and employees shall comply with all applicable laws, rules and regulations, including, without limitation, the Investment Company Act of 1940, as amended (the "1940 Act"), all rules and regulations promulgated by the Commission thereunder and all rules and regulations adopted by any securities association registered under the Securities Exchange Act of 1934.

            1.4 Distributor will provide one or more persons, during normal business hours, to respond to telephone questions with respect to the Trust.

            1.5 Distributor will transmit any orders received by it for purchase or redemption of the Shares to the transfer agent and custodian for the Funds.

            1.6 Whenever in their judgment such action is warranted by unusual market, economic or political conditions, or by abnormal circumstances of any kind, the Trust's officers may decline to accept any orders for, or make any sales of, the Shares until such time as those officers deem it advisable to accept such orders and to make such sales.

            1.7 Distributor will act only as principal in entering into selling agreements, if any, with selected dealers or others.

            1.8 The Trust agrees at its own expense to execute any and all documents and to furnish any and all information and otherwise to take all actions that may be reasonably necessary in connection with the qualification of the Shares for sale in such states as Distributor may designate.

            1.9 The Trust shall furnish from time to time, for use in connection with the sale of the Shares, such information with respect to the Funds and the Shares as Distributor may reasonably request; and the Trust warrants that the statements contained in any such information shall fairly show or represent what they purport to show or represent. The Trust shall also furnish Distributor upon request with: (a) unaudited semi-annual statements of the Funds' books and accounts prepared by the Trust, (b) a monthly itemized list of the securities in the Funds, (c) monthly balance sheets as soon as practicable after the end of each month, and (d) from time to time such additional information regarding the financial condition of the Funds as Distributor may reasonably request.

            1.10 The Trust represents to Distributor that, with respect to the Shares, all registration statements and prospectuses filed by the Trust with the Commission under the Securities Act have been carefully prepared in conformity with requirements of said Act and rules and regulations of the Commission thereunder. The registration statement and prospectus contain all statements required to be stated therein in conformity with said Act and the rules and regulations of said Commission and all statements of fact contained in any such registration statement and prospectus are true and correct. Furthermore, neither any registration statement nor any prospectus includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements herein not misleading to a purchaser of the Shares. The Trust may, but shall not be obligated to, propose from time to time such amendment or amendments to any registration statement and such supplement or supplements to any prospectus as, in the light of future developments, may, in the opinion of the Trust's counsel, be necessary or advisable. If the Trust shall not propose such amendment or amendments and/or supplement or supplements within fifteen days after receipt by the Trust of a written request from Distributor to do so, Distributor may, at its option, terminate this Agreement. The Trust shall not file any amendment to any registration statement or supplement to any prospectus without giving Distributor reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit the Trust's right to file at any time such amendments to any registration statement and/or supplements to any prospectus, of whatever character, as the Trust may deem advisable, such right being in all respects absolute and unconditional.

            1.11 The Trust authorizes Distributor and dealers to use any prospectus in the form furnished from time to time in connection with the sale of the Shares. The Trust agrees to indemnify, defend and hold Distributor, its several partners and employees, and any person who controls Distributor within the meaning of Section 15 of the Securities Act free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which Distributor, its partners and employees, or any such controlling person, may incur under the Securities Act or under common law or otherwise, arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in any registration statement or any prospectus or arising out of or based upon any omission, or alleged omission, to state a material fact required to be stated in either any registration statement or any prospectus or necessary to make the statements in either thereof not misleading; provided, however, that the Trust's agreement to indemnify Distributor, its partners or employees, and any such controlling person shall not be deemed to cover any claims, demands, liabilities or expenses arising out of any statements or representations as are contained in any prospectus and in such financial and other statements as are furnished in writing to the Trust by Distributor and used in the answers to the registration statement or in the corresponding statements made in the prospectus, or arising out of or based upon any omission or alleged omission to state a material fact in connection with the giving of such information required to be stated in such answers or necessary to make the answers not misleading; and further provided that the Trust's agreement to indemnify Distributor and the Trust's representations and warranties hereinbefore set forth in paragraph 1.10 shall not be deemed to cover any liability to the Trust or its Shareholders to which

Distributor would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of Distributor's reckless disregard of its obligations and duties under this Agreement. The Trust's agreement to indemnify Distributor, its partners and employees and any such controlling person, as aforesaid, is expressly conditioned upon the Trust being notified of any action brought against Distributor, its partners or employees, or any such controlling person, such notification to be given by letter or by telegram addressed to the Trust at its principal office and sent to the Trust by the person against whom such action is brought, within 10 days after the summons or other first legal process shall have been served. The failure to so notify the Trust of any such action shall not relieve the Trust from any liability which the Trust may have to the person against whom such action is brought by reason of any such untrue, or allegedly untrue, statement or omission, or alleged omission, otherwise than on account of the Trust's indemnity agreement contained in this paragraph 1.11. The Trust will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, such defense shall be conducted by counsel of good standing chosen by the Trust and approved by Distributor, which approval shall not be unreasonably withheld. In the event the Trust elects to assume the defense of any such suit and retain counsel of good standing approved by Distributor, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Trust does not elect to assume the defense of any such suit, or in case Distributor reasonably does not approve of counsel chosen by the Trust, the Trust will reimburse Distributor, its partners and employees, or the controlling person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by Distributor or them. The Trust's indemnification agreement contained in this paragraph 1.11 and the Trust's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Distributor, its partners and employees, or any controlling person, and shall survive the delivery of any Shares.

            This agreement of indemnity will inure exclusively to Distributor's benefit, to the benefit of its several partners and employees, and their respective estates, and to the benefit of the controlling persons and their successors. The Trust agrees promptly to notify Distributor of the commencement of any litigation or proceedings against the Trust or any of its officers or Trustees in connection with the issue and sale of any Shares.

            1.12 Distributor agrees to indemnify, defend and hold the Trust, its several officers and Trustees and any person who controls the Trust within the meaning of Section 15 of the Securities Act free and harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Trust, its officers or Trustees or any such controlling person, may incur under the Securities Act or under common law or otherwise, but only to the extent that such liability or expense incurred by the Trust, its officers or Trustees or such controlling person resulting from such claims or demands, shall arise out of or be based upon any untrue, or alleged untrue, statement of a material fact contained in information furnished in writing by Distributor to the Trust and used in the answers to any of the items of the registration statement or in the corresponding statements made in the prospectus, or shall arise out of or be based upon any omission, or alleged omission, to state a material fact in connection with such information furnished in writing by Distributor to the Trust required to be stated in such answers or necessary to make such information not misleading. Distributor's agreement to indemnify the Trust, its officers and Trustees, and any such controlling person, as aforesaid, is expressly conditioned upon Distributor being notified of any action brought against the Trust, its officers or Trustees, or any such controlling person, such notification to be given by letter or telegram addressed to Distributor at its principal office and sent to Distributor by the person against whom such action is brought, within 10 days after the summons or other first legal process shall have been served. Distributor shall have the right of first control of the defense of such action, with counsel of its own choosing, satisfactory to the Trust, if such action is based solely upon such alleged misstatement or omission on Distributor's part, and in any other event the Trust, its officers or Trustees or such controlling person shall each have the right to participate in the defense or preparation of the defense of any such action. The failure to so notify Distributor of any such action shall not relieve Distributor from any liability which Distributor may have to the Trust, its officers or Trustees, or to such controlling person by reason of any such untrue or alleged untrue statement, or omission or alleged omission, otherwise than on account of Distributor's indemnity agreement contained in this paragraph 1.12.

            1.13 No Shares shall be offered by either Distributor or the Trust under any of the provisions of this Agreement and no orders for the purchase or sale of Shares hereunder shall be accepted by the Trust if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the Securities Act or if and so long as a current prospectus as required by Section 10(b)(2) of said Act is not on file with the Commission; provided, however, that nothing contained in this paragraph 1.13 shall in any way restrict or have an application to or bearing upon the Trust's obligation to repurchase Shares from any Shareholder in accordance with the provisions of the Trust's prospectus, Agreement and Declaration of Trust, or Bylaws.

            1.14 The Trust agrees to advise Distributor as soon as reasonably practical by a notice in writing delivered to Distributor or its counsel:

                  (a) of any request by the Commission for amendments to the registration statement or prospectus then in effect or for additional information;

                  (b) in the event of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or prospectus then in effect or the initiation by service of process on the Trust of any proceeding for that purpose;

                  (c) of the happening of any event that makes untrue any statement of a material fact made in the registration statement or prospectus then in effect or which requires the making of a change in such registration statement or prospectus in order to make the statements therein not misleading; and,

                  (d) of all action of the Commission with respect to any amendment to any registration statement or prospectus which may from time to time be filed with the Commission.

            For purposes of this section, informal requests by or acts of the Staff of the Commission shall not be deemed requests by or actions of the Commission.

            1.15 Distributor agrees on behalf of itself and its partners and employees to treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust and its prior, present or potential Shareholders, and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except, after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where Distributor may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust.

            1.16 This Agreement shall be governed by the laws of the Commonwealth of Massachusetts.

            2. Fee.

            2.1 The Distributor shall receive from the Funds identified on Schedule B hereto (the "Distribution Plan Funds") a distribution fee at the rate and upon the terms and conditions set forth in the Distribution and Shareholder Services Plan attached as Schedule C hereto, and as amended from time to time. The distribution fee shall be accrued daily and shall be paid on the first business day of each month, or at such time(s) as the Distributor shall reasonably request.

            3. Offering Price.

            All Shares shall be offered and sold at the public offering price determined in accordance with the terms and provisions described in the Prospectus.

            4. Public Offering Price.


            The public offering price of a Share of a Fund shall be the net asset value of a Share, plus any applicable sales charge, all as set forth in the current prospectus of the Fund. The net asset value of Shares shall be determined in accordance with the provisions of the Agreement and Declaration of Trust and Bylaws of the Trust and the then current prospectus of the Fund.

            5. Issuance of Shares.

            The Trust reserves the right to issue, transfer or sell Shares of the Funds at net asset value without assessing any sales load (a) in connection with the merger or consolidation of the Trust or the Fund(s) with any other investment company or the acquisition by the Trust or the Fund(s) of all or substantially all of the assets or of the outstanding Shares of any other investment company; (b) in connection with a pro rata distribution directly to the holders of Shares in the nature of a stock dividend or split; (c) upon the exercise of subscription rights granted to the holders of Shares on a pro rata basis; (d) in connection with the issuance of Shares pursuant to any exchange and reinvestment privileges described in any then current prospectus of the Fund; and (e) otherwise in accordance with any then current prospectus of the Fund.

            6. Term and Matter Relating to the Trust as a
               Massachusetts Business Tract.

            This Agreement shall become effective on October 29, 1993 and, unless sooner terminated as provided herein, shall continue until the last day of October, 1994, and thereafter shall continue automatically for successive annual periods ending on the last day of October each year, provided such continuance is specifically approved at least annually by (i) the Trust's Board of Trustees or (ii) by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Trust, provided, however, that in either event the continuance is also approved by the majority of the Trust's Trustees who are not parties to the Agreement or interested persons (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable without penalty, on not less than sixty days' notice, by the Trust's Board of Trustees, by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Trust or by the Distributor. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940
Act).

            The names "Pacific Capital Funds" and "Trustees of Pacific Capital Funds" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under the Agreement and Declaration of Trust dated as of October 30, 1992 to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "Pacific Capital Funds" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, Shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any series of Shares of the Trust must look solely to the assets of the Trust belonging to such series for the enforcement of any claims against the Trust.

            Please confirm that the foregoing is in accordance with your understanding by indicating your acceptance hereof at the place designated below, whereupon it shall become a binding agreement between us.

                                    Yours very truly,

                                    PACIFIC CAPITAL FUND


                                    By: /s/ Stephen G. Mintos
                                        -----------------------------
                                        Name: Stephen G. Mintos
                                        Title: President

Accepted:


THE WINSBURY COMPANY LIMITED
     PARTNERSHIP

By:  The Winsbury Corporation,
     General Partner

     By: /s/ Kenneth B. Quintenz
         -----------------------------
         Name:  Kenneth B. Quintenz
         Title:  Sr. Vice President

          Dated: As of October 29, 1993

                   Schedule A
                     to the
             Distribution Agreement
       between Pacific Capital Funds and
    The Winsbury Company Limited Partnership

                  Name of Fund
------------------------------------------------

U.S. Treasury Securities Fund
Short Intermediate U.S. Treasury Securities Fund
Diversified Fixed Income Fund
Tax-Free Short Intermediate Securities Fund
Tax-Free Securities Fund
Growth Stock Fund
Balanced Fund
Income Stock Fund
                                         PACIFIC CAPITAL FUNDS


                                         By:  /s/ Stephen G. Mintos
                                            -----------------------------
                                            Name: Stephen G. Mintos
                                            Title: President



                                         THE WINSBURY COMPANY LIMITED
                                         PARTNERSHIP

                                         By: The Winsbury Corporation
                                             General Partner

                                             By:  /s/ Kenneth B. Quintenz
                                                -----------------------------
                                                Name:  Kenneth B. Quintenz
                                                Title:  Sr. Vice President

Dated: As of October 29, 1993

                   Schedule B
                     to the
             Distribution Agreement
       between Pacific Capital Funds and
    The Winsbury Company Limited Partnership

         Name of  Distribution Plan Fund
------------------------------------------------

U.S. Treasury Securities Fund
Short Intermediate U.S. Treasury Securities Fund
Diversified Fixed Income Fund
Tax-Free Short Intermediate Securities Fund
Tax-Free Securities Fund
Growth Stock Fund
Balanced Fund
Income Stock Fund

                                          PACIFIC CAPITAL FUNDS


                                          By:  /s Stephen G. Mintos
                                             ---------------------------
                                             Name:  Stephen G. Mintos
                                             Title:  President



                                          THE WINSBURY COMPANY
                                          LIMITED PARTNERSHIP

                                          By: The Winsbury Corporation
                                              General Partner

                                              By:  /s/ Kenneth B. Quintenz
                                                 ---------------------------
                                                 Name:  Kenneth B. Quintenz
                                                 Title:  Sr. Vice President

                                  Schedule C
                                    to the
                            Distribution Agreement
                      between Pacific Capital Funds and
                   The Winsbury Company Limited Partnership
                               October 29, 1993

                   DISTRIBUTION AND SHAREHOLDER SERVICE PLAN

            This Plan (the "Plan") constitutes the distribution and shareholder service plan of Pacific Capital Funds, a Massachusetts business trust (the "Trust"), adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "1940 Act"). The Plan relates to those investment portfolios ("Funds") identified on Appendix A hereto as amended from time to time (the "Distribution Plan Funds").

            Section 1. Each Distribution Plan Fund shall pay to the distributor (the "Distributor") of the Retail Class of the Trust's units of beneficial interest (the "Shares"), a fee in an amount not to exceed on an annual basis 0.75% of the average daily net asset value of such Fund attributable to the Shares of such Fund (the "Distribution Fee") to compensate or reimburse the Distributor for the following: (a) payments the Distributor makes to banks and other institutions and industry professionals, such as broker/dealers, including the Adviser, Distributor and their affiliates or subsidiaries (collectively referred to as "'Participating Organization(s)"), pursuant to an agreement in connection with providing sales and/or administrative support services to the holders of a Fund's Shares; or (b) payments to financial institutions and industry professional (such as insurance companies, investment counselors, and the Distributor's affiliates and subsidiaries) in consideration for the distribution services provided and expenses assumed in connection with distribution assistance, including but not limited to printing and distributing Prospectuses to persons other than current Retail Class Shareholders of a Fund, printing and distributing advertising and sales literature and reports to Retail Class Shareholders used in connection with the sale of a Fund's Shares, and personnel and communication equipment used in servicing shareholder accounts and prospective Retail Class Shareholder inquires.

            Section 2. The Distribution Fee shall be paid by the Distribution Plan Funds to the Distributor only to compensate or to reimburse the Distributor for payments or expenses incurred pursuant to Section 1. Notwithstanding anything herein to the contrary, the Distribution Plan Funds shall not be obligated to make any payments under this Plan that exceed the maximum amounts payable under Article III, Section 26 of the Rules of Fair Practice of the National Association of Securities Dealers, Inc.

            Section 3. The Plan shall not take effect with respect to a Distribution Plan Fund until it has been approved by a vote of at least a majority of the outstanding voting securities of the Retail Class of such Fund.

            Section 4. The Plan shall not take effect until it has been approved, together with any related agreements, by votes of the majority (or whatever greater percentage may, from time to time, be required by Section 12(b) of the 1940 Act or the rules and regulations thereunder) of both (a) the Trustees of the Trust, and (b) the Independent Trustees of the Trust cast in person at a meeting called for the purpose of voting on the Plan or such agreement.

            Section 5. The Plan shall continue in effect for a period of more than one year after it takes effect only so long as such continuance is specifically approved at least annually in the manner provided for approval of the Plan in Section 4.

            Section 6. Any person authorized to direct the disposition of monies paid or payable by the Distribution Plan Funds pursuant to the Plan or any related agreement shall provide to the Trustees of the Trust, and the Trustees shall review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

            Section 7. The Plan may be terminated at any time by vote of a majority of the Independent Trustees, or by vote of a majority of the outstanding voting securities of the Retail Class of such Fund.

            Section 8. All agreements with any person relating to implementation of the Plan shall be in writing, and any agreement related to the Plan shall provide:

                  (a) That such agreement may be terminated at any time, without payment of any penalty, by vote of a majority of the Independent Trustees or by vote of a majority of the outstanding voting securities of the Retail Class of the Distribution Plan Fund, on not more than 60 days' written notice to any other party to the agreement; and

                  (b) That such agreement shall terminate automatically in the event of its assignment.

            Section 9. The Plan may not be amended to increase materially the amount of distribution expenses permitted pursuant to Section 1 hereof without approval in the manner provided in Section 3 hereof, and all material amendments to the Plan shall be approved in the manner provided for approval of the Plan in
Section 4.

            Section 10. As used in the Plan, (a) the term "Independent Trustees" shall mean those Trustees of the Trust who are not interested persons of the Trust, and have no direct or indirect financial interest in the operation of the Plan or any agreements related to it, and (b) the terms "assignment", "interested person" and "majority of the outstanding voting securities" shall have the respective meanings specified in the 1940 Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the Securities and Exchange Commission.

          Dated: As of October 29, 1993

                   Schedule A
                     to the
             Distribution Agreement
       between Pacific Capital Funds and
    The Winsbury Company Limited Partnership

         Name of Distribution Plan Fund
------------------------------------------------

U.S. Treasury Securities Fund
Short Intermediate U.S. Treasury Securities Fund
Diversified Fixed Income Fund
Tax-Free Short Intermediate Securities Fund
Tax-Free Securities Fund
Growth Stock Fund
Balanced Fund
Income Stock Fund


                                        1